Exhibit 10.25

Equity Transfer Agreement

Transferor: Zhejiang Dasouche Technology Development Co., Ltd.
Transferee: Zhejiang Dasouche Boxin Auto Sales Co., Ltd.

The Transferor and the Transferee, after friendly consultation, have reached the following agreement regarding the transfer of the Transferor's equity in Zhejiang Dasouche Lianjin Data Technology Co., Ltd. to the Transferee:

1.	The Transferor will transfer 100% of its equity in Zhejiang Dasouche Lianjin Data Technology Co., Ltd., valued at RMB180 million, to the Transferee.

2.	The price for this equity transfer is RMB180.3 million, and the payment method for the transfer price will be in currency.

3.	The reference date for this equity transfer is November 15, 2024.

4.	For the unpaid subscribed capital involved in this equity transfer, the Transferee will pay the amount in full and on time in accordance with the articles of association.

5.	After the equity transfer, the Transferor will no longer have shareholder rights or obligations related to the transferred equity. The Transferee will have shareholder rights and must assume corresponding shareholder obligations according to this agreement.

6.	This agreement shall be effective from the date of signing.

Transferor: (Signature, Seal)

(Seal of Zhejiang Dasouche Technology Development Co., Ltd.)

/s/ Yao Junhong

Transferee: (Signature, Seal)

(Seal of Zhejiang Dasouche Boxin Auto Sales Co., Ltd.)

/s/ Cui Guoming

November 15, 2024